Exhibit 10.8

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT, made and entered into as of the 19th day of December, 2006, by and between JOHN H. HARLAND COMPANY, a Georgia corporation (the “Company”) and JEFFREY D. HEGGEDAHL (“Employee”);

WITNESSETH:

WHEREAS, Company and Employee entered into an Employment Agreement dated as of November 18, 2005 (“Agreement”); and

WHEREAS, Company and Employee now mutually wish to amend the Agreement so as to provide for constructive termination rights during the one-year period following a Change in Control (as defined in the Agreement), effective December 19, 2006;

NOW THEREFORE, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS:

1.               The first sentence of Section 3.2(d) of the Agreement hereby is amended to read as follows:

In the event that, (i) at any time within two years after a Change in Control of the Company or the Division shall have occurred, Employee’s employment with the Company or the Division is terminated by the Company or the Division or its successor for any reason other than for Good Cause or (ii) within one year after a Change in Control, there is any reduction in Employee’s base compensation or a material reduction or adverse change in his duties and responsibilities, or any change in his work which involves a relocation of  his principal place of employment by more than 50 miles unless (A) the Employee consents in writing to such reduction or change, or (B) the Company can demonstrate by clear and convincing evidence that such reduction or change was based primarily on Employee’s failure to reasonably perform his duties and responsibilities under the circumstances and, further, that such reduction or change was made only after the Company had provided Employee with written notice of such failure and a reasonable period of time to correct such failure, then (I) the Company or its successor shall pay to Employee, in a lump sum at the time of such termination, an amount equal to three times his base salary at such time (less applicable withholding taxes) and (II) the covenant not to compete of the Employee contained in Section 7.2 hereof shall no longer be applicable.

2.               Except as otherwise amended, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first set forth above.

JOHN H. HARLAND COMPANY		EMPLOYEE

By:	/s/ Timothy C. Tuff	/s/ Jeffrey D. Heggedahl
	Timothy C. Tuff	Jeffrey D. Heggedahl
President

[CORPORATE SEAL]

Attest:	/s/ John C. Walters
Corporate Secretary